UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2018

Wolverine World Wide, Inc.

(Exact Name of Registrant as
Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06024 (Commission File Number)	38-1185150 (IRS Employer Identification No.)

9341 Courtland Drive N.E. Rockford, Michigan (Address of Principal Executive Offices)	49351 (Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 7, 2018, Wolverine World Wide, Inc. (the “Company”) adopted the Wolverine World Wide, Inc. Deferred Compensation Plan (the “Plan”).  The Plan amends and restates the former Wolverine World Wide, Inc. Executive Deferred Compensation Plan.  The Plan was amended to add eligibility for the Company’s non-management directors to participate in the Plan.  The Plan is an unfunded, non-qualified deferred compensation plan intended to provide the Company’s directors and senior management employees the opportunity to save for retirement on a tax-deferred basis by deferring a portion of their compensation.  All compensation deferrals elected by the participants are 100% vested.  Plan distributions are either paid out in lump sum or installments after termination of employment.  Certain early distributions are permitted under the Plan.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                               Financial Statements and Exhibits.

(d)                   Exhibits:

10.1  Wolverine World Wide, Inc. Deferred Compensation Plan.

EXHIBIT INDEX

Exhibit Number	Document

10.1	Wolverine World Wide, Inc. Deferred Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2018	WOLVERINE WORLD WIDE, INC.
(Registrant)

/s/ Michael D. Stornant
Michael D. Stornant
Senior Vice President, Chief Financial Officer and Treasurer